EXHIBIT 5.2

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Washington, D.C.

September 5, 2003

Pan Pacific Retail Properties, Inc.

1631-B South Melrose Drive

Vista, California 92083

Re:	$500,000,000 Aggregate Offering Price of Securities of Pan Pacific Retail
Properties, Inc.

Gentlemen:

In connection with the registration by Pan Pacific Retail Properties, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2003 (Registration No. 333-106250), as amended by Amendment No. 1 filed on June 20, 2003 as further amended by Amendment No. 2 filed on August     , 2003 (collectively, the “Registration Statement”), which Registration Statement also constitutes, pursuant to Rule 429 under the Securities Act, a post-effective amendment to the Company’s Registration Statement file no. 333-63743, you have requested our opinion with respect to the matters set forth below.

You have provided us with a prospectus subject to completion (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by such Prospectus Supplements will provide for the sale by the Company of up to $500,000,000 aggregate offering price of (i) one or more series of debt securities of the Company (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.01 per share, of the Company, or (iii) shares of common stock, par value $0.01 per share, of the Company. The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form attached as Exhibit 4.4 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and the Debt Securities and issuance of the Debt Securities. For the purposes of this opinion, we have assumed that proceedings to be taken in the future will be timely completed in the manner proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

September 5, 2003

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In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, assuming that (i) the Indenture has been duly executed and delivered by the Company and the Trustee, and the Debt Securities have been duly established in accordance with the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion rendered in the paragraph above relating to the enforceability of the Debt Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; (v) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; and (vi) we express no opinion with respect to whether the acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

With your consent, we have assumed for purposes of the opinion that (i) each of the parties to the Indenture and the Debt Securities (collectively, the “Operative Documents”) (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document; (ii) with respect to each of the parties to the Operative Documents, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as trustee under the

September 5, 2003

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Indenture, with all applicable laws and regulations; (iv) the Board of Directors of the Company shall have duly established the terms of the Debt Securities and duly authorized the issuance and sale of the Debt Securities, in each case in accordance with Maryland law, and such authorization shall not have been modified or rescinded; (v) the Registration Statement, and any post-effective amendments thereto, shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (vi) there shall not have occurred any change in law affecting the validity or enforceability of the Debt Securities; and (vii) the Debt Securities are unsecured. We have also assumed that neither any of the terms of any Debt Securities to be established subsequent to the date hereof, nor the issuance and delivery of the Debt Securities, nor the compliance by the Company with the terms of the Debt Securities will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Debt Securities under the Indenture of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.”

This opinion is rendered only to you for submission to the Commission as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, provided however, that investors purchasing securities pursuant to the Registration Statement may rely on this opinion, as of the date hereof.

Very truly yours,

/s/ Latham & Watkins LLP